SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)
COMMON STOCK-SHRD TECH FAIRCHILD

          GABELLI FOUNDATION
                                 3/11/98            7,501-           15.0000
          GIL II, LTD.
                                 3/11/98            5,251-           15.0000
          GABELLI INTERNATIONAL LTD
                                 3/11/98           10,501-           15.0000
          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 3/11/98          112,514-           15.0000
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                 3/11/98          159,014-           15.0000
               THE GABELLI ABC FUND
                                 3/11/98           49,255-           15.0000
          GAMCO INVESTORS, INC.
                                 3/11/98          101,512-           15.0000
                                 3/11/98          416,987-           15.0000
                                 2/04/98           10,000            14.8750
                                 1/31/98           15,002-             *DO
                                 1/15/98            2,300            14.4211
                                 1/15/98            4,600-           14.4211
                                 1/15/98            2,300            14.6555
          GABELLI ASSOCIATES LTD
                                 3/11/98           61,856-           15.0000
                                 3/09/98            3,500            14.8750
                                 3/06/98           11,100            14.8688





















SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)
COMMON STOCK-SHRD TECH FAIRCHILD

          GABELLI ASSOCIATES FUND
                                 3/11/98          299,976-           15.0000
                                 2/26/98            3,800            14.8125
                                 2/24/98           15,000            14.8125
                                 2/23/98           10,000            14.8125
                                 2/19/98           15,000            14.8125
                                 2/18/98            5,000            14.8125
                                 2/17/98           15,000            14.8125
                                 2/12/98            8,500            14.8125
                                 2/11/98              400            14.8125
                                 2/10/98              100            14.7500
                                 2/05/98           15,000            14.7500
                                 2/03/98            8,500            14.7500
                                 1/30/98            2,200            14.7500
                                 1/27/98              400            14.7500
                                 1/23/98              800            14.7500


















(1) THE TRANSACTIONS OCCURRING ON 3/11/98 WERE IN CONNECTION
WITH THE ACQUISITION
    DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.